                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Lee Pharmaceuticals
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Lee Pharmaceuticals
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
     5) Total fee paid:


        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                               LEE PHARMACEUTICALS
                             1434 Santa Anita Avenue
                        South El Monte, California 91733


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

     The Annual Meeting of the Stockholders of LEE PHARMACEUTICALS, a California corporation, will be held at 1434 Santa Anita Avenue, South El Monte, California, on Tuesday, May 9, 1995, at 1:30 p.m., for the following purposes:

1. To elect directors for the ensuing year or as otherwise provided in the Bylaws;

2.   To approve the appointment of Meir & Meir as independent auditors;

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed March 13, 1995, at the close of business, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournments thereof.

   WE URGE YOU TO VOTE ON THE BUSINESS TO COME BEFORE THE MEETING BY EXECUTING AND RETURNING THE ENCLOSED PROXY OR BY CASTING YOUR VOTE IN PERSON AT THE MEETING.

   By order of the Board of Directors.

                                                   MICHAEL L. AGRESTI, Secretary

South El Monte, California
April 13, 1995

                               LEE PHARMACEUTICALS
                             1434 Santa Anita Avenue
                        South El Monte, California 91733

                                 PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS -- MAY 9, 1995

     This statement is furnished in connection with the Annual Meeting of the Stockholders to be held on May 9, 1995. Stockholders of record at the close of business on March 13, 1995 will be entitled to vote at the meeting and this statement was mailed to each of them on approximately April 13, 1995.

                        VOTING SECURITIES OF THE COMPANY

     Common Stock, of which 4,135,162 shares were outstanding on the record date, constitutes the only security of the Company the holders of which are entitled to vote at the meeting. Each share of stock is entitled to one vote except that stockholders have cumulative voting rights with respect to the election of directors. They may exercise such rights either in person or by proxy. Cumulative voting entitles a stockholder to give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares owned by such stockholder, or to distribute his votes on the same principle between two or more nominees as he sees fit. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of his intention to cumulate his votes.

                                     PROXIES

     Proxies are being solicited by the Company, and the persons named as proxies were selected by the Company. The Company will bear all costs of the solicitation (estimated to be $7,000) and will reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy material to the beneficial owners of stock. Any stockholder given a proxy has the right to revoke it at any time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the only person who, as of December 31, 1994, was known to the Company to be beneficial owner of more than five percent of the Company's Common Stock:

       NAME AND ADDRESS                 SHARES OWNED             PERCENT
       OF BENEFICIAL OWNER         AT DECEMBER  31, 1994         OF CLASS
     Dr. Henry L. Lee                543,787 shares (1)            13%
     1444 Santa Anita Avenue
     South El Monte, CA 91733

(1) Includes 52,000 shares of the Company's common stock which Dr. Lee holds as trustee for the benefit of certain family members. He has the right to vote such shares but otherwise disclaims beneficial ownership. Also, includes 78,667 shares subject to options exercisable at or within 60 days after December 31, 1994 and 66,286 shares held under the Company's Employee Stock Ownership Plan and Trust ("Plan").

The following table sets forth the ownership of the Company's Common Stock by its directors and its officers and directors as a group.

                                        COMPANY SHARES
                                   BENEFICIALLY OWNED ON              PERCENT
     NAME                            DECEMBER 31, 1994                OF CLASS
     Dr. Henry L. Lee                 543,787  (2) (3)                  13%
     Ronald G. Lee                    152,745  (2) (3)                   4%
     Theo. H. Dettlaff                143,636  (2) (3)                   3%
     Michael L. Agresti                82,352  (2) (3)                   2%
     Dennis F. Holt                     5,000  (3)                       *
     Dr. Charles R. Plott               5,000  (3)                       *
     William M. Caldwell IV             5,000  (3)                       *
     All officers and directors
        as a group (7 persons)        937,520  (2) (3)                  21%

(2)  Includes shares held under the Plan.
(3) Includes shares subject to options exercisable at or within 60 days after December 31, 1994.
*  less than 1%

                              ELECTION OF DIRECTORS

     At the meeting, six (6) directors are to be elected for the ensuing year and until their successors are duly elected and qualified or as otherwise provided in the Bylaws.

     If the enclosed proxy is duly executed and received in time for the meeting, the shares represented thereby will be voted, and it is the intention of the persons named therein to vote, absent instruction to the contrary, for the six (6) persons listed below who are currently directors of the Company and were nominated by the Board of Directors for re-election as directors of the Company. In the event any nominee for director becomes unavailable and a vacancy exists, it is intended either (a) that the persons named in the proxy will vote for a substitute who will be designated by the Board of Directors, or
(b) that the number of directors will be reduced accordingly.

                        DIRECTORS AND EXECUTIVE OFFICERS

      NAME  AND                                                       A DIRECTOR
   POSITIONS HELD                       PRINCIPAL OCCUPATION          OR OFFICER
    WITH COMPANY         AGE       DURING THE PAST FIVE YEARS (1)        SINCE
- - --------------------------------------------------------------------------------
DR. HENRY L. LEE         68   Chairman of the Board of the Company.      1971
Chairman of the Board

RONALD G. LEE            42   President of the Company.                  1977
President and Director

THEO. H. DETTLAFF        64   President of Consumer Products             1979
Vice President,               Division and Director of the Company.
President of Consumer
Products Division and
Director

DENNIS F. HOLT           58   President and Chief Executive Officer      1977
Director                      of Western International Media Corp.,
                              a company which purchases radio and
                              television time on behalf of advertisers.

DR. CHARLES R. PLOTT     56   Professor of Economics, Calif. Institute   1978
Director                      of Technology.


MICHAEL L. AGRESTI       52   Vice President - Finance, Treasurer and    1977
Vice President -              Secretary of the Company.
Finance, Treasurer and
Secretary

WILLIAM M.
     CALDWELL IV         47   President of Union Jack Group, Inc.,       1987
Director                      a merchant banking firm from 1988 to
                              1944.

(1) None of the companies named, other than the Company, is a parent, subsidiary or other affiliate of the Company.

     All Directors attended all three meetings of the board and any committee of the board on which such director served except Dennis F. Holt who missed one meeting of the Board of Directors. The Company has an audit committee which consists of four directors; Henry L. Lee, Ronald G. Lee, William M. Caldwell IV and Charles R. Plott. There were two audit committee meetings held during the fiscal year. The Company does not have a nominating or compensation committee.

                              FAMILY RELATIONSHIPS

     Ronald G. Lee is the son of Dr. Henry L. Lee.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to renumeration paid by the Company to the executive officers of the Company with total annual salary and bonus of at least $100,000 for services in all capacities while acting as officers and directors of the Company during the fiscal years ended September 30, 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                    -------------------
                                           ANNUAL COMPENSATION      COMPENSATION AWARDS
                                       --------------------------- --------------------
NAME AND                                            OTHER ANNUAL                            ALL OTHER
PRINCIPAL POSITION            YEAR     SALARY ($) COMPENSATION ($)      OPTIONS (#)     COMPENSATION ($)
- - ------------------            ----     ---------- ----------------      -----------     ----------------
Dr. Henry L. Lee,             1994      137,932       3,028(1)           55,000(4)            231(5)
  Chairman                    1993      249,544       9,174(1)                             22,177(5)
                              1992      242,143       9,045(1)                             10,981(5)

Ronald G. Lee,                1994      206,244       3,884(2)           55,000(4)          1,909(6)
  President & Director        1993      225,852       5,464(2)                             24,464(6)
                              1992      221,830       4,806(2)                             11,546(6)

Theo. H. Dettlaff, Vice       1994      185,791                          55,000(4)          2,728(7)
  President, President        1993      209,480                                            25,569(7)
  of Consumer Products        1992      200,642       7,188(3)                             13,846(7)
  Division & Director

  (1) Includes reimbursement of medical and dental expense not covered by the Company's insurance plan of $1,294 and a non-cash fringe benefit of $1,734 in 1994, $8,116 and $1,058 in 1993 and $6,297 and $2,748 in 1992,
       respectively.
  (2) Includes reimbursement of medical and dental expense not covered by the Company's insurance plan of $713 and a non-cash fringe benefit of $3,171 in 1994, $4,383 and $1,081 in 1993 and $1,329 and $3,477 in 1992,
       respectively.
  (3)  Includes a non-cash fringe benefit of $7,188 in 1992.
  (4) The Company granted 55,000 stock options on January 24, 1994 which had an option price of $1.44 at the date of grant.
  (5) Amount represents the fair market value of Company shares purchased and/or forfeitures in the Company's Employee Stock Ownership Plan and Trust.
  (6) Amount represents the fair market value of Company shares purchased and/or forfeitures in the Company's Employee Stock Ownership Plan and Trust of $349 in 1994, $22,177 in 1993 and $10,981 in 1992 and life insurance policy with an annual premium of $1,560 in 1994, $2,287 in 1993 and $565 in 1992.
  (7) Amount represents the fair market value of Company shares purchased and/or forfeitures in the Company's Employee Stock Ownership Plan and Trust of $311 in 1994, $22,177 in 1993 and $10,981 in 1992 and life insurance policy with an annual premium of $2,417 in 1994, $3,392 in 1993 and $2,865 in 1992.

       Each of the directors of the Company who is not employed by the Company receives a director's fee of $750 for each quarter and $500 for each meeting of the Board of Directors attended.

                    1985 EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The following summary sets forth information as to certain options to purchase shares of common stock from the Company which were granted under the Company's 1985 Employee Incentive Stock Option Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
- - ------------------------------------------------------------------------------------------
                                         % of Total
                                       Options Granted
                         Options       to employees in     Exercise of Base     Expiration
Name                   Granted (#)       Fiscal Year        Price ($/Share)        Date
- - ----                   -----------       -----------        ---------------        ----
Henry L. Lee             55,000               27                  1.44            1/23/99
Ronald G. Lee            55,000               27                  1.31            1/23/99
Theo. H. Dettlaff        55,000               27                  1.31            1/23/99

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                          Number of
                                                         Unexercised
                                                         Options at
                                                     Fiscal Year End (#)
                                                        Exercisable/
Name                                                    Unexercisable
- - ----                                                    -------------
Henry L. Lee                                            78,667/74,333
Ronald G. Lee                                           78,667/74,333
Theo. H. Dettlaff                                       78,667/74,333

                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     The Company established an Employee Stock Ownership Plan and Trust ("Plan") effective December 1, 1985. The Plan is a tax-qualified employee stock ownership plan which is designed to invest primarily in the common stock of the Employer for the benefit of the employees and their beneficiaries.

     The benefits provided by the Plan are paid for entirely by the Employer. The Employer contributions are used to purchase the common stock of the Employer, which is credited to the individual accounts maintained for each participant. In addition to providing an opportunity for employees to participate in the Employer's growth through stock ownership and to provide funds for employees' retirement, the Plan is designed to be available as a technique of corporate finance to the Employer.

     All employees who had completed at least a six-month period of service with the Employer as of the effective date of this Plan (December 1, 1985) became participants in the Plan as of such date. Every other employee will become a participant in the Plan as of the first day of the month coinciding with or next following the date upon which he completes a six-month period of service provided that he is employed by the Employer on such date.

     The Employer makes contributions only on behalf of the participants who are employed by it on the last day of each Plan year, September 30. Contributions made on behalf of the employees will not be taxable to them until the time benefits are actually paid to them.

     Effective October 1, 1989, the Plan consists of two (2) parts: Plan A, a stock bonus plan, and Plan B, a money purchase pension plan. The Company's Board of Directors determines the amount to be contributed annually to Plan A up to a maximum of fifteen percent (15%) of participant compensation for the Plan year (October 1 through September 30). The contribution under Plan B is a non-discretionary amount equal to ten percent (10%) of participant compensation for the Plan year. The contribution by the Company to the Trust for any single Plan year cannot exceed twenty-five percent (25%) of the total compensation paid to Plan participants for the year.

     Company contributions are allocated to each Participant's Company Contribution Account in the proportion that his compensation for the Plan year bears to the total compensation paid to all participants for the Plan year. Forfeitures which arise under Plan A are allocated to the accounts of the other participants at the end of the Plan year during which the forfeitures arise due to termination of employment in the same manner as Company contributions are allocated. Forfeitures which arise under Plan B are used to offset the Company's required contribution under Plan B.

     The term "vested" as applied in the context of employee benefit plans refers to that portion of a participant's accounts which has become nonforfeitable because the participant has accrued a certain number of period-of-service credits. If a participant reaches normal retirement age (age 65), becomes permanently disabled, dies or retires at age 65, his interest in his accounts becomes immediately 100% vested, i.e. nonforfeitable.

     The Plan has been amended to conform with the requirements of the Tax Reform Act of 1986 and effective October 1, 1989, the vesting schedule of the Plan is as follows:

        PERIOD OF SERVICE                    VESTED PERCENTAGE
        Less than 3 years                            0%
                  3 years                           20%
                  4 years                           40%
                  5 years                           60%
                  6 years                           80%
                  7 years                          100%

     The following tabulation shows the interest in the Plan and vesting percentages of the officers who are named in the Cash Compensation Table and all executive officers as a group as of September 30, 1994.

                                           INTEREST IN THE PLAN
                               SHARES OF          CASH           VESTED
        NAME                  COMMON STOCK       AMOUNT        PERCENTAGE
Henry L. Lee                     66,286         $ 9,058           100%
Theo. H. Dettlaff                64,937         $ 9,100           100%
Ronald G. Lee                    63,878         $ 8,850           100%
Michael L. Agresti               28,900         $ 4,046           100%
All executive officers          224,001         $31,054           100%
   as a group (4 persons)

     Effective July 1, 1993, the plan was amended for a second time. On June 30, 1993 Plan B was canceled; therefore, all participants became 100% vested, in Plan B only, effective July 1, 1993. No contribution was made to Plan A or B for the period October 1, 1993 through September 30, 1994.

                             1987 STOCK OPTION PLAN

     Effective December 10, 1987 the Board of Directors adopted a 1987 Stock Option Plan for the purpose of granting to the outside directors of the Company stock options to purchase shares of the Company's Common Stock. A maximum of 50,000 shares of Common Stock may be issued upon exercise of the options granted under the plan. The price to be paid for shares covered by each option shall be the fair market value at the date of the grant. The grant of non-qualified stock options does not result in any taxable income to the participant or in any tax deduction to the Company. Upon the exercise of a non-qualified option, the excess of the market value of the shares acquired over their cost to the participant is taxable to the participant as ordinary income and is deductible by the Company, subject to the usual rules relating to the reasonableness of compensation. The participant's tax basis for the shares is their fair market value at the time of exercise. Income realized on the exercise of a non-qualified stock option is subject to federal and state withholding taxes.

     In the event a participant sells or exchanges stock received upon exercise of a non-qualified option, he or she will realize long-term or short-term capital gain or loss depending upon the holding period for the shares and the amount realized in the transaction. Long-term capital gains and short-term capital gains will be taxed as ordinary income.

     Upon the exercise of a non-qualified option by a participant who is subject to Section 16(b) of the Exchange Act, the appreciation, taxable as ordinary income, is measured at the expiration of a six-month restricted holding period, based on the fair market value of the stock at that date. With respect to the stock received upon the exercise of non-qualified options, such persons may instead elect to pay the tax on the stock's value at the date of exercise by filing an election within 30 days of the date of exercise. The holding period, for tax purposes, for any shares received commences on the expiration of the six-month restricted period, or if elected, the date of exercise. No options shall be exercisable until one and one-half years from the date of grant. The options will expire five years from the date of grant.

     The following summary sets forth information as to all options to purchase shares of Common Stock from the Company which were granted to outside directors under the Company's 1987 Stock Option Plan.

                                                        UNEXERCISED
                                                    SEPTEMBER 30, 1994
                                                NUMBER          AVERAGE OPTION
                                               OF SHARES        PRICE PER SHARE
     Dennis F. Holt                              16,600            $ 1.48
     Charles R. Plott                            16,600            $ 1.48
     William M. Caldwell IV                      16,600            $ 1.48
     All directors as a group (3 persons)        30,000            $ 1.48

     As of September 30, 1994, 15,000 of the above options were exercisable.

                           RELATED-PARTY TRANSACTIONS

     Dennis Holt, a Director of the Company, is an owner, president and chief executive officer of Western International Media Corp., a company which purchases radio and television time on behalf of advertisers. During the fiscal year ended September 30, 1994 and 1993, the Company purchased approximately $61,000 and $985,000, respectively, of television time from Western International Media Corp. to advertise its products. Western International Media Corp. realized a commission of approximately $3,000 and $49,000 from the purchase of such time during fiscal years ended September 30, 1994 and 1993, respectively.

     Henry L. Lee, Chairman of the Board, has advanced funds to the Company, from time to time, in return for notes payable. Additional funds were advanced to the Company during fiscal year ended September 30, 1994 in the amount of $350,000 by the Company's Chairman and $40,000 by the Company's President. In September 1994, the terms of the notes were amended to provide for repayment in full in March 1995 and January 1998. Interest is payable monthly at a bank's prime rate, 7.75% on September 30, 1994. At September 30, 1994, the amount of loans outstanding from the Chairman was $1,074,000. During fiscal year ending September 30, 1994, the total interest expensed to related parties was $194,000 out of which $103,000 was paid and $91,000 was accrued as of September 30, 1994.

     The Chairman is a majority shareholder with a freight consulting firm. During fiscal year ending September 30, 1994, the Chairman's firm provided the Company with analysis of freight shipments and development of expert system type computer programs for traffic management. The total consulting fees approximated $113,000, of which $75,000 was paid and $38,000 was payable as of September 30, 1994. There were no consulting fees charged by the Chairman's firm during fiscal year ending September 30, 1993.

     In 1991, the Company sold and leased back two of its operating facilities in a transaction with its Chairman. An initial gain was recognized and a deferred gain was recorded which is to be amortized over the term of the two leases which expire November 2000. The amount of deferred gain recognized during 1994 and 1993 was $65,000.

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Stockholders will be asked to approve the appointment of Meir & Meir as independent auditors of the Company for the fiscal year 1995. Meir & Meir has served as independent auditors of the Company commencing September 29, 1994. A representative of Meir & Meir is expected to be present at the meeting and shall have the opportunity to make any statements he desires to make and to respond to appropriate questions.

     The following resolution will be offered by the management at the meeting:

     RESOLVED that the selection of the accounting firm Meir & Meir as the independent auditors of the Company for the fiscal year ending September 30, 1995 is hereby ratified and approved.

     As previously reported in a Current Report on Form 8-K, on October 3, 1994, the Board of Directors of Lee Pharmaceuticals authorized, effective September 30, 1994, (1) the termination of the engagement of Kellogg & Andelson as independent auditors for Lee Pharmaceuticals for the fiscal year ended September 30, 1994 and (2) the engagement of Meir & Meir, 139 South Beverly Boulevard, Suite 204, Beverly Hills, California 90212, as independent auditors for Lee Pharmaceuticals for fiscal 1994. Meir & Meir was engaged as the Company's principle independent auditors on September 29, 1994.

     During the fiscal year ended September 30, 1993 and through September 29, 1994 there were no disagreements with Kellogg & Andelson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Kellogg & Andelson would have caused them to make reference in connection with their report to the subject matter.

     Prior to such firm's engagement, Meir & Meir was not consulted by the Company (or anyone acting on its behalf) regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lee Pharmaceuticals' financial statements or (2) any matter that was either the subject of a "disagreement" of a "reportable event" as such terms are defined in Regulation S-K promulgated by the Securities and Exchange Commission.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to such meeting on or before October 1, 1995.

                                  OTHER MATTERS

     The management is not aware of any other matters to be presented to the meeting for action by the stockholders. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgement.

     By order of the Board of Directors.

South El Monte, California                         MICHAEL L. AGRESTI, Secretary
April 13, 1995

                                     PROXY
                                   ---------
                                   ---------

                               LEE PHARMACEUTICALS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 9, 1995

The undersigned, a stockholder of LEE PHARMACEUTICALS, hereby constitutes and appoints DR. HENRY L. LEE, JR. and MS. HEATHER ROGERS, or each of them (with full power to act without the other), as proxy, of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of said Company called to be held at 1434 Santa Anita Avenue, South El Monte California, on Tuesday May 9, 1995 at 1:30 o'clock p.m. and any adjournment thereof, and thereat to vote as designated below the number of votes or shares the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present:

1. ELECTION OF DIRECTORS       / / FOR all nominees listed below (EXCEPT AS
                                   MARKED TO THE CONTRARY BELOW)
                               / / WITHHOLD AUTHORITY to vote for all nominees
                                   listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE
 BOX NEXT TO THE NOMINEE'S NAME BELOW.)

     / / Henry L. Lee, Jr.    / / Dennis F. Holt           / / Charles R. Plott
     / / Ronald G. Lee        / / William M. Caldwell IV   / / Theo. H. Dettlaff

2. PROPOSAL TO APPROVE THE APPOINTMENT OF MEIR & MEIR as independent auditors of the corporation.

     / / FOR             / / AGAINST         / / ABSTAIN

3. Upon all matters which may properly come before said meeting, including matters incident to the conduct of the meeting or any adjournments thereof; hereby ratifying and confirming all that said attorneys and proxies, or their substitutes, may lawfully do by virtue thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Dated:                             1995
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      PLEASE MARK/SIGN, DATE AND              SIGNATURE
      RETURN THE PROXY CARD  PROMPTLY
      USING THE ENCLOSED ENVELOPE.

                                              ----------------------------------
                                              SIGNATURE IF HELD JOINTLY

          Please sign exactly as name appears hereon. When shares are held by the joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

This proxy when properly executed will be voted in a manner directed herein by the above stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.